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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): OCTOBER 1, 1999



                               BROOKE GROUP LTD.*
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


              1-5759                                   65-0949535
     (Commission File Number)             (I.R.S. Employer Identification No.)




100 S.E. SECOND STREET, MIAMI, FLORIDA                    33131
(Address of principal executive offices)                (Zip Code)

                                 (305) 579-8000
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)




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         *Brooke Group Ltd. (the "Company"), a Delaware corporation which changed its name on October 1, 1999 from "BGL Successor Inc." to "Brooke Group Ltd.", is the successor of Brooke Group Holding Inc. (the "Predecessor"), a Delaware corporation which was incorporated on March 4, 1980 and which changed its name on October 1, 1999 from "Brooke Group Ltd." to "Brooke Group Holding Inc."

ITEM 5.  OTHER EVENTS.

         On October 1, 1999, pursuant to Section 251(g) of the Delaware General Corporation Law and the Agreement and Plan of Merger, dated as of September 30, 1999, by and among the Predecessor, the Company and BGL Merger Inc., an indirect wholly-owned Delaware subsidiary of the Company ("BGL Merger"), BGL Merger, merged (the "Merger") with and into the Predecessor, which was the surviving corporation in the Merger, and BGL Merger ceased to exist. Pursuant to the Merger, (i) each share of common stock, par value $.01 per share, of BGL Merger issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), was converted into one share of common stock, par value $.10 per share, of the Predecessor, (ii) each share of common stock, par value $.10 per share, of the Predecessor issued and outstanding or held in its treasury immediately prior to the Effective Time was converted into one share of common stock, par value $.10 per share, of the Company (the "Company Common Stock"), and (iii) each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time was canceled.

         In connection with the Merger, BGLS Inc. ("BGLS"), a subsidiary of the Predecessor, sold the stock of all of its direct wholly-owned subsidiaries, other than Liggett Group Inc., to BGLS Holding Inc. ("BGLS Holding"), a Delaware corporation which is a direct wholly-owned subsidiary of the Company. In consideration for such shares, BGLS transferred and assigned to the Company, and the Company assumed and agreed to perform and discharge, pursuant to a supplemental indenture, all of BGLS' obligations under the Indenture dated as of January 1, 1996 between BGLS and State Street Bank and Trust Company, as Trustee, pursuant to which BGLS had issued its 15.75% Series B Senior Secured Notes due 2001. In addition, BGLS Holding assumed all of BGLS' liability as plan sponsor of three pension plans.

         As a result of the Merger, all the business and operations previously conducted by the Predecessor and its direct and indirect subsidiaries are now conducted by the Company and its direct and indirect subsidiaries. The assets and liabilities of the Company and its direct and indirect subsidiaries on a consolidated basis are the same as the assets and liabilities of the Predecessor and its direct and indirect subsidiaries immediately before the Merger. The Certificate of Incorporation and the Bylaws of the Company immediately after the Merger were identical to the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Predecessor as in effect immediately prior to the Merger. The capital stock of the Company has the same designations, rights and preferences as the capital stock of the Predecessor immediately prior to the Merger. In addition, the persons who held offices as directors and officers of the Predecessor prior to the Merger hold the same offices in the Company after the Merger. The Company Common Stock is listed for trading on the NYSE





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under the symbol "BGL", as was the common stock of the Predecessor. Stockholders of the Predecessor do not recognize gain or loss for U.S. Federal income tax purposes as a result of the Merger.

         The conversion of shares in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of common stock of the Predecessor are deemed to represent shares of Company Common Stock.

         Pursuant to Rule 12g-3 under the Securities Exchange Act of 1934 ("Act"), the Company Common Stock will be deemed to be registered pursuant to
Section 12(b) of the Act.

ITEM 7.           FINANCIAL STATEMENT AND EXHIBITS.

         (c)      Exhibits.

         Exhibit No.                                                Description
         -----------                                                -----------

              2.1               Agreement and Plan of Merger, dated as of September 30, 1999, by and among the
                                Predecessor, the Company and BGL Merger.

              4.1               First Supplemental Indenture, dated as of September 30, 1999, to the Indenture, dated as of January 1, 1996, between BGLS, BGLS Holding and State Street Bank and
                                Trust Company, as Trustee.

              4.2               Amendment No. 1, dated as of September 30, 1999, to the Pledge and Security
                                Agreement, dated as of January 1, 1996, between BGLS Holding, the Predecessor, BGLS and State Street Bank and Trust Company, as Trustee.

              10.1              Purchase Agreement, dated as of September 30, 1999, between BGLS and BGLS
                                Holding.

              99.1              Press Release of the Company dated October 1, 1999 announcing the Merger.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BROOKE GROUP LTD.



                                             By: /s/ Richard J. Lampen
                                                 ------------------------------
Date:  October 1, 1999                           Richard J. Lampen
                                                 Executive Vice President













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